UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2006

ARTFEST INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-49676	03-0390855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Duval Street, Key West, FL  33040
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-888-692-7833

        (Former name, former address and former fiscal year, if changed since last report)

Section 5-Corporate Governance and Management

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Introduction

On March 2, 2006, the Company completed a mutual process, with its President and a new nominee to the Presidency, resulting in a change of officers of the Company.

Joseph Walsh, Sr., resigned or retired as President, and Leonard Tambasco was appointed the new President.

Certain other actions were taken. Mr. Walsh was confirmed to retain a position, going forward, as the Chairman of the Board of Directors. The Company also engaged him as a Consultant for acquisitions wth the title, Acquisition Consultant.

As to Mr. Tambasco, no employment agreement was entered into. As to Mr. Walsh, no consulting agreement was entered into. The parties contemplate agreements relating to the services and compensation will be developed and executed some time during this month of March, 2006, as an expression of their intentions; no terms have been fixed at this time.

Information concerning Mr. Walsh is incorporated herein by reference to the recently filed Form 10-KSB of the Company for the fiscal year ended December 31, 2004.

As to the issue of acquisitions, there is none specifically planned at this time, with no agreement contemplated at this time.

The Company will seek to confirm the services of Mr. Tambasco as President the focus being a continuation of the Company’s efforts to update records and filings viewing Mr. Tambasco as a interim officer, at the moment, whose primary responsibility may be to continue the efforts started by Mr. Walsh as to updating. Mr. Walsh has expressed his assurances to remain involved in assisting the Company in the process, being Chairman of the Board.

The following summarizes information concerning Mr. Tambasco.

Leonard Tambasco

Mr. Tambasco, age 48, is currently, since June, 2005, a managing member of a Florida based company call Access My records.com, but not as a full time position. The Company supplies data storage and recovery services as to personal medical information for subscribers. During the past five years, he has been a self employed business consultant working with companies to restructure or advise on their debt and related issues and to develop sound corporate structures. Over the years, he has owned and operated various businesses. From July 2000 to Sept. 2001, Mr. Tambasco was the Interim President of E Antiques.com, Inc., a company located in Addison, TX in the business of selling antiques online. From Jan. 2002 to March 2003, Mr. Tambasco was the Interim President of Stop Watch Systems, Inc., a company located in Boca Raton, FL in the business of selling internet security filters to monitor minors. From July 2003 to April 2004, Mr. Tambasco was the Interim President of Safety Seal Products, Inc., a company located on Palm Beach, FL in the business of selling Anti Slip products for tile and marble floors. From June 2004 to Feb 2005, Mr. Tambasco was a consultant to Miami Entertainment Television, Inc., Cypress Creek, FL in the business of developing high defection content.

He owns no shares of common stock or options or similar rights, as to the Company. There is no employment agreement at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARTFEST INTERNATIONAL, INC.
(Registrant)
Date: 3/8/06	By:	/s/ /s/ Leonard Tambasco, President

(Principal Executive Officer)